Exhibit 3(i)

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            BAKER, FENTRESS & COMPANY

         Baker, Fentress & Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

                   FIRST: That by unanimous vote of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring such amendment to be advisable and calling for the consideration of the proposed amendment by the stockholders of the Company at the next annual meeting. The resolutions setting forth the proposed amendment are as follows:

                        RESOLVED, that the Board of Directors of the Company
                   hereby declares it advisable that the Restated Certificate of Incorporation of the Company be amended by deletion of article FIRST and the insertion of the following in lieu thereof:

                        "FIRST: The name of the corporation is BKF Capital
                   Group, Inc."

                   SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                   THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                   FOURTH: That said amendment shall be effective upon filing of this certificate and the amendment provided for herein shall be effective as of that time and date.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Norris Nissim, its Vice President, General Counsel and Secretary, this 18th day of April 2000.

                                        BAKER, FENTRESS & COMPANY


                                        By:  ________________________________

                                               Norris Nissim
                                               Vice President, General Counsel
                                               and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            BAKER, FENTRESS & COMPANY

         Baker, Fentress & Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

                   FIRST: That by unanimous vote of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring such amendment to be advisable and calling a special meeting of the stockholders of the Company for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

                        RESOLVED, that the Board of Directors deems it advisable
                   and in the best interest of the Company to reduce the number of outstanding shares of common stock, par value $1.00 per share, of the Company by effecting a reverse stock split of the Company's outstanding shares of common stock by reclassifying each six (6) shares of common stock held into one (1) share of common stock, par value $1.00 per share; and

                        FURTHER RESOLVED, that the Board of Directors of the
                   Company hereby declares it advisable that the Restated Certificate of Incorporation of the Company be amended by the deletion of article fourth and the insertion of the following in lieu thereof:

                        "FOURTH: The total number of shares of all stock which
                   the corporation shall have the authority to issue is 60,000,000 shares of common stock, $1 par value per share.

                        Immediately upon effectiveness of this amendment to the
                   Restated Certificate of Incorporation of the corporation pursuant to the General Corporation Law of the State of Delaware (the "Effective Date"), each six shares issued and outstanding immediately prior thereto of the corporation's Common Stock, par value $1.00 per share ("Old Common Stock"), shall automatically, without further action on the part of the corporation or any holder of such Old Common Stock, be reclassified into and become one issued and outstanding share of the corporation's Common Stock, par value $1.00 per share ("New Common Stock").

                        The reclassification of the Old Common Stock into New
                   Common Stock will be deemed to occur as of the Effective Date, regardless of when the certificatespreviously representing such shares of Old Common Stock are physically surrendered to the corporation in exchange for certificates representing shares of New Common Stock. From and after the Effective Date, certificates previously representing shares of Old Common Stock are hereby canceled and shall, until such certificates are surrendered to the corporation in exchange for certificates representing shares of New Common Stock, represent the number and class of shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this amendment; provided, however, that no dividends or distributions shall be received by a person holding shares of New Common Stock until the certificates previously representing shares of Old Common Stock have been so surrendered for exchange.

                        In any case in which the reclassification of shares of
                   Old Common Stock into shares of New Common Stock would otherwise result in any stockholder holding a fractional share, the corporation shall, in lieu of issuing any such fractional share, pay the stockholder for such fractional share on the basis of the average closing market price on the New York Stock Exchange of the New Common Stock for the ten
                   (10) trading days immediately following the Effective Date."

                   SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                   THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                   FOURTH: That the effective time and date of said amendment shall be 12:01 a.m., January 10, 2000, and the amendment provided for herein shall be effective as of that time and date.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by James P. Koeneman, its Executive Vice President and Secretary, this 5th day of January 2000.

                                  BAKER, FENTRESS &COMPANY

                                  By:  /s/ James P. Koeneman
                                       ---------------------
                                       James P. Koeneman,
                                       Executive Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

         Baker, Fentress & Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Baker, Fentress & Company resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring such amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                   RESOLVED, that the Company's certificate of incorporation, as heretofore amended and restated, is hereby further amended by the deletion of article fourth and the insertion of the following in lieu thereof:

                   FOURTH: The total number of shares of all stock which the corporation shall have authority to issue is 60,000,00 shares of common stock, $1 par value per share.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Baker, Fentress & Company has caused this certificate to be signed by James P. Gorter, its Chairman (CEO), this 27th day of June, 1996.

                                        BAKER, FENTRESS & COMPANY

                                        By:
                                             -------------------------------
                                             James P. Gorter, Chairman (CEO)

                           CERTIFICATE OF AMENDMENT OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            BAKER, FENTRESS & COMPANY

                  It is hereby certified that:

         1. The name of the corporation is Baker, Fentress & Company.

         2. The certificate of incorporation of the corporation, as heretofore amended and restated, is hereby further amended by the deletion of article fourth and the insertion of the following in lieu thereof:

         FOURTH: The total number of shares of all stock, which the corporation shall have authority to issue, is 40,000,000 shares of common stock, $1 par value.

         3. The amendment to the Restated Certificate of Incorporation of the Company herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

         Signed and attested on April 20, 1989.


                                    -----------------------------------
                                    David D. Peterson
                                    President

Attest:



---------------------------------
James P. Koeneman
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            BAKER, FENTRESS & COMPANY

         It is hereby certified that:

         1. The name of the corporation is Baker, Fentress & Company.

         2. The certificate of incorporation of the corporation, as heretofore amended and restated, is hereby further amended by the deletion of article fourth and the insertion of the following in lieu thereof:

         FOURTH: The total number of shares of all stock, which the corporation shall have authority to issue, is 20,000,000 shares of common stock, $1 par value.

         3. Article Eleventh of the Restated Certificate of Incorporation of the Company is hereby added to read in its entirety as follows:

         ELEVENTH.  No director shall be personally liable to the corporation or its stockholders for monetary damages arising out of or resulting from any breach of fiduciary duty as a director, except for liability for any (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office, or intentional misconduct or a knowing violation of law, (iii) violation of
                    Section 174 of the General Corporation Law of Delaware, or
                    (iv) transaction from which the director derived an improper personal benefit. Neither the amendment or repeal of this article eleventh nor the adoption of any provision of the certificate of incorporation inconsistent with this article eleventh shall eliminate or reduce the effect of this article on the liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision.

         4. The amendments to the Restated Certificate of Incorporation of the Company herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

         Signed and attested on June 10, 1987.

                                        -------------------------------
                                        David D. Peterson
                                        President

Attest:



----------------------------------
James P. Koeneman
Secretary

                            BAKER, FENTRESS & COMPANY

                      Restated Certificate of Incorporation

         FIRST. The name of the corporation is Baker, Fentress & Company

         SECOND. The address of its registered office in the state of Delaware is 100 West 10th Street in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of all stock which the corporation shall have the authority to issue is 10,000,000 shares of common stock, $1 par value per share.

         FIFTH. The board of directors is authorized to make, alter or repeal the by-laws of the corporation.

         SIXTH. The total number of directors constituting the board of directors of the corporation shall be such number as may be fixed from time to time in accordance with the by-laws. That number may be increased or decreased only by the affirmative vote of (i) the holders of at least 80% of the shares of the corporation then entitled to be voted on such change or (ii) two thirds of the directors then in office. No decrease in the number of directors shall have the effect of shortening the term of any director then in office.

         The board of directors shall be divided into three classes: class I, class II and class III. The terms of office of the initial classes of directors elected at the annual meeting of stockholders in 1984 shall expire at the times of the annual meetings of the stockholders as follows - class I in 1985, class II in 1986, and class III in 1987 - or thereafter in each case when their respective successors are elected and qualified. At each annual election held after 1984, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

         Any vacancy occurring in the board of directors may be filled by a majority of the directors then in office. A new directorship resulting from an increase in the number of directors shall be construed not be to a vacancy. Any director elected to fill a vacancy shall be in the same class and have the same remaining term as that of the predecessor.

         A director may be removed with or without cause, but only by action of stockholders taken by the holders of at least 80% of the shares then entitled to vote in an election of directors.

         A majority of the total number of directors fixed in the by-laws shall be required to constitute a quorum at meetings of the board of directors.

         SEVENTH. Each person who is or was a director or officer of the corporation, and each person who serves of served at the request of the corporation as a director or officer of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as it may be in effect from time to time; provided, however, that this article shall not protect any director or officer of the corporation against any liability to the corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provide further that this article shall not apply as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the board of directors.

         EIGHTH. A favorable vote of the holders of at least 80% of the shares of the corporation then entitled to be voted on the matter shall be required to approve, adopt or authorize (i) an amendment to the certificate of incorporation of the corporation that makes the common stock a redeemable security (as that term is defined in the Investment Company Act of 1940), (ii) a merger or consolidation of the corporation with any other corporation, (iii) a sale of all or substantially all of the assets of the corporation (other than in the regular course of its investment activities), or (iv) a liquidation or dissolution of the corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of two thirds of the total number of directors fixed in accordance with the by-laws.

         NINTH. No action that requires the vote or consent of stockholders of the corporation may be taken without a meeting held upon prior notice and a vote of stockholders.

         TENTH. Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the amendment or repeal of article sixth, seventh, eighth or ninth, or of this article tenth, of the certificate of incorporation shall require the affirmative vote of the holder of at lease 80% of the shares then entitled to be voted on the matter.